Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 13, 2026, relating to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting, of Healthcare Realty Trust Incorporated (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.
Nashville, Tennessee
July 31, 2026